ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	20140374309-43
Ross Miller	Filing Date and Time: 05/22/2014 1:29 PM
Secretary of State State of Nevada	Entity Number: E0270982014-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: TIDE PETROLEUM CORP

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

PUBCO SERVICE
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
1812 WEDGE PKWY	RENO	Nevada	89511

Mailing Address (if different from street address)	City	State	Zip Code
1812 WEDGE PKWY	RENO	Nevada	89511

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.0010 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) JEROME A ROSSEL
Name

Street Address	City	State	Zip Code
700 LOUISIANA ST, STE 3950	HOUSTON	TX	77002

2) JEROME A ROSSEL
Name

Street Address	City	State	Zip Code
700 LOUISIANA ST, STE 3950	HOUSTON	TX	77002

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

JEROME A ROSSEL — Name
X JEROME A ROSSEL — **Incorporator Signature**

Address	City	State	Zip Code
700 LOUISIANA ST, STE 3950	HOUSTON	TX	77002

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X PUBCO SERVICE
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 5/22/2014

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	TIDE PETROLEUM CORP

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	PUBCO SERVICE
STREET ADDRESS:	1812 WEDGE PKWY, RENO, NV 89511
MAILING ADDRESS:	1812 WEDGE PKWY, RENO, NV 89511

ADDITIONAL	Directors/Trustees
Name: JEROME A ROSSEL	Name: JEROME A ROSSEL
Address: 700 LOUISIANA ST, STE 3950	Address: 700 LOUISIANA ST, STE 3950
City: HOUSTON	City: HOUSTON
State: TX	State: TX
Zip Code: 77002	Zip Code: 77002

SECRETARY OF STATE

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TIDE PETROLEUM CORP**, did on May 22, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 22, 2014.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20140522-2308
You may verify this certificate
online at **http://www.nvsos.gov/**